UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

YULONG ECO-MATERIALS LIMITED
(Exact name of registrant in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Eastern End of Xiwuzhuang Village Jiaodian Town, Xinhua Area Pingdingshan, Henan Province People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Ordinary shares, par value $0.00125 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-201170	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value $0.00125 per share, to be registered hereunder is set forth under the caption “Description of Share Capital” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-201170 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on December 19, 2014, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

YULONG ECO-MATERIALS LIMITED
(Registrant)

Dated: June 19, 2015	By:	/s/ Yulong Zhu
Yulong Zhu
Chief Executive Officer

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